SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2011

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511-C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2011, Carbon Sciences, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada an Certificate of Amendment to Articles of Incorporation (“Certificate”) to effect a reverse stock split of all of the outstanding and authorized shares of Common Stock of the Company at a ratio of 1 for 40 (the “Reverse Split). Pursuant to the Certificate, fractional number of shares will be rounded up to the next highest number of full shares. The Certificate was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada Revised Statutes.

Item 9.01 Financial Statements and Exhibits

3.1 Certificate of Amendment to Articles of Incorporation, filed on May 9, 2011.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.

Date: May 16, 2011	By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer